UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2016

Atossa Genetics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Eastlake Ave. East, Suite 200 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 325-6086

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

As of May 16, 2016, Atossa Genetics Inc. (the “Company”) has outstanding warrants to purchase 4,177,050 shares of common stock exercisable at $1.60 per share and 75,000 shares of common stock exercisable at $1.25 per share, all of which were issued in connection with a private financing on various dates in 2011 (the “2011 Warrants”). The 2011 Warrants were scheduled to expire on June 23, 2016. To allow additional time for the 2011 Warrants to be exercised and to potentially generate future cash proceeds to the Company, on May 16, 2016, the Company decided to extend the expiration date of the Warrants to 5 p.m. Eastern Time on May 8, 2018. No action is required by the holders of the 2011 Warrants to effectuate this modification and all provisions of the 2011 Warrants remain in full force and effect. None of the 2011 Warrants are held by officers, directors or affiliates of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2016	Atossa Genetics Inc.

	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary